                                                                    Exhibit 10.9
                              CONSULTING AGREEMENT

      THIS AGREEMENT, dated as of October 1, 1996, between SOVEREIGN SPECIALTY CHEMICALS, L.P., a Delaware limited partnership (the "Company") and NEAL G. REDDEMAN (the "Consultant").

            1. Consulting. The Company hereby engages the Consultant to serve as an advisor and consultant to the Company, and the Consultant hereby accepts such engagement, on the terms and conditions of this Agreement.

            2. Term of Engagement. The term of Consultant's engagement hereunder shall commence as of the date first written above, and shall continue thereafter until one month written notice is received from either the Consultant or the Company to the other terminating this Agreement. In addition to any other remedies the Company may have, the Company may terminate this Agreement immediately in the event of the breach of any of the provisions of this Agreement by Consultant.

            3. Duties. The Consultant shall during the term of this Agreement, be available to the Company and its Subsidiaries on a mutually agreeable basis to provide information and consultation to the Company and its Subsidiaries in the areas of flexible packaging and paper converting. Travel to customers and potential customers will also be requested of the Consultant. The Consultant will assist the Company's sales and technical service personnel as appropriate and as the Consultant and the Company's Chairman deem necessary. In addition, Consultant may be asked to consult with the Company in other areas and to engage in other assignments as mutually agreed upon with the Company. The Consultant shall discharge such consulting functions to the best of his ability. The Consultant shall report to and receive instructions and directions from the Company's Chairman. Consultant shall provide information as set forth above to the Chairman of the Company or such other person as the Chairman may designate. Information provided to the Company pursuant to the terms of this Agreement will not be used by Consultant, or any company or entity which he owns or controls, directly or indirectly, or provided to any company or other person or organization without, in each case, the prior written consent of the Company. The restriction in the foregoing sentence shall not apply to information which is or subsequently becomes part of the public domain.

            4. Compensation. For providing consulting services hereunder and the Consultant's undertakings pursuant to paragraphs 6 and 7 hereof, the Company shall pay the Consultant $1,000 per Working Day. For purposes of this Agreement, a "Working Day" shall be deemed to mean the performance by the Consultant on such day of at least eight (8) hours of consulting services for the Company. The Consultant shall submit a statement defining his employment and the daily services performed on a monthly basis in a form reasonably satisfactory to the Chairman.

            5. Expenses. The Company will reimburse the Consultant for all reasonable expenses incurred by Consultant in rendering services hereunder upon submission to the Company of an accounting and substantiation for such expenses and related receipts.

            6. Trade Secret Information. Consultant acknowledges that the information, observations and data obtained by him while engaged by the Company concerning the business or affairs of the Company or any of its Subsidiaries (or any of their predecessors) which the Company or any such Subsidiary considers to be confidential and which is proprietary to the Company or any such Subsidiary ("Trade Secret Information") are the property of the Company or any such Subsidiary. Therefore, Consultant agrees that he shall not disclose to any unauthorized Person (except (i) to any entity which shall succeed to the business of the Company or any such Subsidiary, (ii) as may be required in the regular course of business of the Company or any such Subsidiary or (iii) as required by law) or use for his own purposes any Trade Secret Information without the prior written consent of the Company, unless and to the extent that the aforementioned matters become generally known to and available for use by the public or Persons knowledgeable in the Company's industry other than as a result of Consultant's acts or omissions which constitute a breach hereof. Consultant shall deliver to the Company at the termination of the Agreement, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Trade Secret Information, Work Product (as defined below) or the business of the Company or any such Subsidiary which he may then possess or have under his control.

            7. Inventions and Patents Consultant acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which (i) relate to the Company's or any of its Subsidiaries' (or any of their predecessors) actual or anticipated business, research and development or existing or future products or services or (ii) result from any work performed by Consultant for the Company and its Subsidiaries (or any of their predecessors) and which are conceived, development or made by Consultant while engaged by the Company ("Work Product") belong to the Company or such Subsidiaries.

            8. Non-Compete, Non-Solicitation.

      a. In further consideration of the compensation to be paid to Consultant hereunder and his exposure to or involvement in the Trade Secret Information. Consultant acknowledges that in the course of his engagement by the Company, he shall become familiar with trade secrets and other Trade Secret Information concerning the Company and its Subsidiaries and that his services have been and shall be of special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, Consultant agrees that, during the Noncompete Period, he shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company and its Subsidiaries for which Consultant has been directly engaged, as such businesses exist or are in process on the date of the termination of Consultant's engagement, within any countries or geographical regions in which the Company and its Subsidiaries engage or plan to engage in such businesses on the date of the termination of Consultant's engagement; provided that nothing herein shall prohibit Consultant from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Consultant has no active participation in the business of such corporation.

      b. During the Noncompete Period, Consultant shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any of its Subsidiaries to leave the employ of the Company or such Subsidiaries, or in any way interfere with the relationship between the Company or any of its Subsidiaries and any employee thereof, (ii) hire any person who was a management employee of the Company or any of its Subsidiaries at any time during the one-year period prior to the termination of the Agreement or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any of its Subsidiaries to cease doing business with the Company or such Subsidiaries, or in any way materially interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any of its Subsidiaries (including, without limitation, making any negative statements or communications about the Company or its Subsidiaries).

      c. If, at the time of enforcement of this paragraph 8, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Consultant agrees that the restrictions contained in this paragraph 7 are reasonable.

      d. If, at the time of enforcement of this paragraph 8, the Consultant is no longer employed by the Company and is not receiving any severance or other pay from the Company or its Subsidiaries, then as additional consideration for Consultant's covenant not to compete contained herein the Company may, at its election, pay $3,000 per month to Consultant during each month that the provisions of this paragraph 8 remain in full force and effect.

      e. In the event of any breach or threatened breach by Consultant of any of the provisions of this paragraph 8, the Company and its Subsidiaries, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by

            Consultant of this paragraph 8, the Noncompete Period shall be tolled until such breach or violation has been duly cured.

            9. Consultant's Representations. Consultant hereby represents and warrants to the Company that (i) the execution, delivery and performance by Consultant of this Agreement and all other agreements contemplated hereby to which Consultant is a party do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Consultant is a party or by which he is bound, (ii) Consultant is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity that remains in full force and effect, and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Consultant, enforceable in accordance with its terms.

            10. Definitions.

                  "Noncompete Period" means during the term of this Agreement and upon termination of this Agreement by Consultant or the Company for any reason, a period of time, to be determined by the Company in its sole discretion within 30 days after such termination, of no more than one additional year thereafter.

                  "Subsidiaries" means, with respect to any person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or entity or one or more of the other Subsidiaries of such person or entity or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any person or entity or one or more Subsidiaries of such person or entity or a combination thereof.

            11. Non-Assignability, etc. The Consultant shall have no right to assign or transfer any rights hereunder.

            12. Binding Nature, Governing Law, Amendment and Waiver, Entire Agreement. This Agreement shall be binding upon the Company, its successors and assigns, and upon the Consultant and his respective heirs, legatees, executors and administrators. This Agreement shall be construed and enforced in accordance with the laws of Illinois. This Agreement may not be modified or amended except by an instrument in writing signed by both the parties. Any inconsistency or conflict between the terms of this Agreement and any purchase order, invoice or other communication shall be solely governed by the terms of this Agreement. This Agreement is the entire agreement between the parties hereto with regard to the subject matter hereof and supersedes all prior discussions, arrangements or agreements between the parties relating thereto.

            13. Independent Contractor. The relationship of Consultant to the Company is that of an independent contractor. Consultant shall not be considered an employee or agent of the Company, and except as specified elsewhere in this Agreement, shall have absolutely no authority to bind, commit or otherwise obligate the Company in any way whatsoever. Consultant is not eligible to participate in any employee benefit or other plan of the Company.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                    SOVEREIGN SPECIALTY CHEMICALS, L.P.

                                    By:  Sovereign Chemicals Corporation
                                    Its: General Partner


                                    By: /s/ Robert B. Covalt
                                        ----------------------------
                                        Name: Robert B. Covalt
                                        Title: Chief Executive Officer


                                      /s/ Neal G. Reddeman
                                      ------------------------------
                                        Neal G. Reddeman